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EXHIBIT 4.6

SECURITY AGREEMENT

    THIS SECURITY AGREEMENT ("AGREEMENT") is made as of the 31st day of July, 2000 by and between LASALLE BUSINESS CREDIT, INC., a Delaware corporation with its principal place of business at 135 South LaSalle Street, Suite 400, Chicago, IL 60603 ("Secured Party") and Cross Technology, Inc., a Minnesota corporation with its principal place of business at 1495 Steiger Lake Lane, P.O. Box 5000, Victoria, Minnesota 55386 ("Debtor").

1.
SECURITY INTEREST AND COLLATERAL.To secure the payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations, being herein collectively referred to as the "Obligations"), Debtor hereby grants Secured Party a security interest (herein called the "Security Interest") in all personal property of Debtor including, but not limited to, all Accounts, Inventory, Equipment, Goods, Instruments, Investment Property, Documents and General Intangibles (as such terms are defined in the Illinois Uniform Commercial Code) (herein collectively called the "Collateral"):

2.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Debtor represents, warrants and agrees that:

      (a) Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances (except the Security Interest), the Collateral will be used primarily for business purposes and Debtor will defend the Collateral against all claims or demands of all persons other than Secured Party. Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of Secured Party, except that, until the occurrence of an Event of Default (as defined in Section 6) and the revocation by Secured Party of Debtor's right to do so, Debtor may sell any Inventory constituting Collateral to buyers in the ordinary course of business. This Agreement has been duly and validly authorized by all necessary corporate action, and, the officer executing this agreement has (have) authority to act for the corporation;

      (b) Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest;

      (c) Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of the account debtor or other obligor named therein or in Debtor's records pertaining thereto as being obligated to pay such obligation. Debtor will neither agree to any material modification or amendment, nor agree to any cancellation of any such obligation without Secured Party's prior written consent and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor;

      (d) Debtor will (i) keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof; (ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest; (iii) keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest; (iv) at all reasonable times, permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor's books and records pertaining to the Collateral and its business and financial condition; (v) keep accurate and complete records pertaining to the Collateral and pertaining to Debtor's business and financial condition and submit to Secured Party such periodic reports concerning the Collateral and Debtor's business and financial condition and submit to Secured Party such periodic reports concerning the Collateral and Debtor's business and financial condition as Secured Party may from time to time reasonably request; (vi) promptly notify Secured Party of any loss of or material damage to any Collateral or of any adverse change known to Debtor in the prospect of payment of any sums due on or under any instrument, chattel paper, account or contract right constituting Collateral; (vii) if Secured Party at any time so requests (whether the request is made before or after the occurrence of any Event of Default), promptly deliver to Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by Debtor; (viii) at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interest; (ix) from time to time execute such financing statements as Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral exists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title; (x) pay when due to reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorney's fees) incurred by Secured Party in connection with the creation, perfection, satisfaction or enforcement of the Security Interest or the creation, continuance or enforcement of this Agreement or any or all of the Obligations, and Debtor will indemnify and save Secured Party harmless from all loss, costs, damage, liability or expense, including reasonable attorney's fees that it may sustain or incur by reason of defending or protecting the Security Interest or the priority thereof, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement and/or the obligations and/or the Collateral; (xi) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements, and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party's rights under this Agreement; (xii) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance; and (xiii) not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Secured Party that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. If Debtor at any time fails to perform or observe any agreement contained in this Section 2(d), and if such failure shall continue for a period of five (5) calendar days after Secured Party gives Debtor written notice thereof (or, in the case of the agreements contained in clauses (viii) and (ix) of this Section 2(d), immediately upon the occurrence of such failure, without notice or lapse of time), Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party's option, in Secured Party's own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay Secured Party on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with or as a result of Secured

  Party's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the obligations. To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 2 and Section 3; and

      (e) Debtor will pay promptly when due all indebtedness, liability, or obligation secured hereby with interest.

3.
LOCK BOX, COLLATERAL ACCOUNT. If Secured Party so requests at any time (whether before or after the occurrence of an Event of Default), Debtor will direct each of its account debtors to make payments due under the relevant account or chattel paper directly to a special lock box to be in the name and under the control of Secured Party. Debtor hereby authorizes and directs Secured Party to deposit into a special collateral account to be established and maintained with Secured Party all checks, drafts and cash payments received in said lock box. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. At its option, Secured Party may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations in such order of application as Secured Party may determine, or permit Debtor to withdraw all or any part of the balance on deposit into said collateral account. If a collateral account is so established, Debtor agrees that it will promptly deliver to Secured Party, for deposit into said collateral account, all payments on accounts and chattel paper received by it. All such payments shall be delivered to Secured Party in the form received (except for Debtor's endorsement where necessary). Until so deposited, all payments on accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Secured Party and shall not be commingled with any funds or property of Debtor.

4.
COLLECTION RIGHTS OF SECURED PARTY. Notwithstanding Secured Party's rights under Section  3 with respect to any and all debt instruments, chattel paper, accounts, and other rights to payment constituting Collateral (including proceeds), Secured Party may, at any time (both before and after the occurrence of an Event of Default) notify any account debtor or any other person obligated to pay any amount due, that such chattel paper, account, or other right to payment has been assigned or transferred to Secured Party for security and shall be paid directly to Secured Party. If Secured Party so requests at any time, Debtor will so notify such account debtors and other obligors in writing and will indicate on all invoices to such account debtors or other obligors that the amount due is payable directly to Secured Party. At any time after Secured Party or Debtor gives such notice to account debtor or other obligor, Secured Party may (but need not), in its own name or in Debtor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account, or other right to payment, or grant an extension to, make any compromise or settlement with or otherwise agree to waive, notify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

5.
ASSIGNMENT OF INSURANCE. Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Debtor under or with respect to, any and all policies of insurance covering the Collateral, and Debtor hereby directs the issuer of any such policy to pay any such monies directly to Secured Party. Both before and after the occurrence of an Event of Default, Secured Party may (but need not), in its own name or in Debtor's name, execute and deliver proofs of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

6.
EVENTS OF DEFAULT. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"): (i) Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand, or shall fail to observe or perform any covenant or agreement herein binding on it; (ii) any representation or warranty by Debtor set forth in this Agreement or made to Secured Party in any financial statements or reports submitted to Secured Party by or on behalf of Debtor shall prove materially false or misleading; (iii) Debtor or any guarantor of any Obligation shall (A) fail to conduct its business substantially as now conducted, (B) be or become insolvent (however defined), (C) have any judgment entered against it, (D) file or have filed against it, voluntarily or involuntarily, a petition in bankruptcy or for reorganization under the United States Bankruptcy Code, (E) initiate or have initiated against it voluntarily or involuntarily, any act, process or proceeding under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors, or (F) if a corporation, partnership or organization be dissolved or liquidated or, if a partnership, suffer the death of a partner or, if an individual, die; (iv) a default exists under any other agreement which may have a material effect on Debtor or its business; (v) Secured Party shall in good faith believe that the prospects of due and punctual payment of any or all of the Obligations is impaired.

7.
REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default under Section 6 and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to any secured party under the Uniform Commercial Code including, but not limited to, the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without prior hearing or notice thereof, which Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9) at least ten (10) calendar days prior to the date of intended disposition or other action; (iii) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property.

8.
CHOICE OF LAW; FORUM SELECTION; WAIVER OF JURY TRIAL; SERVICE OF PROCESS. THIS AGREEMENT AND OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION. TO INDUCE SECURED PARTY TO ACCEPT THIS AGREEMENT, DEBTOR IRREVOCABLY AGREES THAT, SUBJECT TO SECURED PARTY'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF HENNEPIN, STATE OF MINNESOTA. BORROWER HEREBY CONSENTS AND SUBMITS TO THE

  JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE.

  SECURED PARTY AND DEBTOR HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OR DEBTOR OR SECURED PARTY OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN DEBTOR AND SECURED PARTY. IN NO EVENT SHALL SECURED PARTY BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES. DEBTOR HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY SECURED PARTY OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF DEBTOR WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OF HEARING. DEBTOR HEREBY IRREVOCABLY APPOINTS AND DESIGNATES THE SECRETARY OF STATE OF MINNESOTA, LOCATED IN ST. PAUL, MINNESOTA, AS DEBTOR'S TRUE AND LAWFUL ATTORNEY AND DULY AUTHORIZED AGENT FOR ACCEPTANCE OF SERVICE OF LEGAL PROCESS; PROVIDED, HOWEVER, THAT SECURED PARTY SHALL MAIL OR OTHERWISE PROVIDE A COPY TO DEBTOR OF SUCH LEGAL PROCESS AT THE ADDRESS SET FORTH ABOVE, IN THE EVENT SUCH LEGAL PROCESS IS NOT SERVED DIRECTLY UPON DEBTOR. DEBTOR AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PERSON SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS UPON DEBTOR.

9.
MISCELLANEOUS. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper and, as provided by law, Debtor is entitled to any surplus and shall remain liable for any deficiency. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in a specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party's records. Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof. Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. If this Agreement is signed by more than one person as Debtor, the term "Debtor" shall refer to each of them separately and to both or all of them jointly; all such persons shall be bound both severally and jointly with the other(s); and the Obligations shall include all debts, liabilities and obligations owed to Secured Party by any Debtor solely or by both or several or all Debtors jointly and severally, and all property described in Section 1 shall be included as part of the Collateral, whether it is owned jointly by both or all Debtors or is owned in whole or in part by one (or more) of them.

LASALLE BUSINESS CREDIT, INC. (Secured Party)	CROSS TECHNOLOGY, INC. (Debtor)

/s/ DALE GRZENIA	/s/ ANTHONY J. FANT
By: Dale Grzenia	By: Anthony J. Fant
Title: Vice President	Title:

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SECURITY AGREEMENT